UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                                   ----------


        Date of Report (Date of earliest event reported): May 10, 2006


                            GRANDSOUTH BANCORPORATION




Incorporated under the     Commission File No. 000-31937      I.R.S. Employer
laws of South Carolina                                        Identification No.
                                                                  57-1104394




                                 381 Halton Road

                        Greenville, South Carolina 29607

                             Telephone: 864-770-1000




         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Variable Interest Entities - On May 3, 2006, the Company sponsored the creation of a Delaware statutory trust, GrandSouth Capital Trust I (the "Trust"), and is the sole owner of the common securities issued by the Trust. On May 10, 2006, the Trust issued $8,000,000 in floating rate capital securities. The proceeds of this issuance, and the amount of the Company's investment in the common securities, were used to acquire $8,248,000 principal amount of the Company's floating rate junior subordinated debt securities due 2036 ("Debentures"), which securities, and the accrued interest thereon, now constitute the Trust's sole assets. The interest rate associated with the debt securities, and the distribution rate on the common securities of the Trust, is adjustable quarterly at 3 month LIBOR plus 185 basis points. The Company may defer interest payments on the Debentures for up to twenty consecutive quarters, but not beyond the stated maturity date of the Debentures. In the event that such interest payments are deferred by the Company, the Trust may defer distributions on the capital and common securities. In such an event, the Company would be restricted in its ability to pay dividends on its common stock and perform under other obligations that are not senior to the Debentures.

The Debentures are redeemable at par at the option of the Company, in whole or in part, on any interest payment date on or after June 23, 2011. Prior to that date, the Debentures are redeemable at par plus a premium of up to 4.40% of par upon the occurrence of certain events that would have a negative tax effect on the Trust or that would cause it to be required to be registered as an investment company under the Investment Company Act of 1940 or that would cause trust preferred securities not to be eligible to be treated as Tier 1 capital by the Federal Reserve Board. Upon repayment or redemption of the Debentures, the Trust will use the proceeds of the transaction to redeem an equivalent amount of capital securities and common securities. The Trust's obligations under the capital securities are unconditionally guaranteed by the Company.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 GRANDSOUTH BANCORPORATION
                                 (Registrant)



Date: May 12, 2006              By: /s/ J. B. Garrett
                                    --------------------------------------------
                                    J. B. Garrett
                                    Chief Financial Officer